CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OFTHE SARBANES-OXLEY ACT OF 2002

In connection with the Infinex Ventures Inc. (the “Company”) on 10Q SB for the period ending April 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael De Rosa, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	June 14, 2005

/s/ Michael De Rosa

(Signature)

Chief Executive Officer and
            Chief Financial Officer

(Title)